                                                                     Exhibit 4.3

                        HOST MARRIOTT CORPORATION (HMC)

                            NON-EMPLOYEE DIRECTORS'
                        DEFERRED STOCK COMPENSATION PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I       PURPOSE AND EFFECTIVE DATE..................................  1

    1.1         Purpose.....................................................  1
    1.2         Effective Date..............................................  1

ARTICLE II      DEFINITIONS.................................................  2

    2.1         Board.......................................................  2
    2.2         Committee...................................................  2
    2.3         Company.....................................................  2
    2.4         Director....................................................  2
    2.5         Exchange Act................................................  2
    2.6         Fair Market Value...........................................  2
    2.7         Fees........................................................  2
    2.8         Participant.................................................  2
    2.9         Secretary...................................................  2
    2.10        Shares......................................................  2
    2.11        Stock Units.................................................  2
    2.12        Stock Unit Account..........................................  2
    2.13        Termination of Service......................................  2

ARTICLE III     SHARES AVAILABLE UNDER THE PLAN.............................  4

ARTICLE IV      ADMINISTRATION..............................................  5

ARTICLE V       ELIGIBILITY.................................................  6

ARTICLE VI      DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS.................  7

    6.1         General Rule................................................  7
    6.2         Timing of Election..........................................  7
    6.3         Form of Election............................................  7
    6.4         Establishment of Stock Unit Account.........................  8
    6.5         Credit of Dividend Equivalents..............................  8

ARTICLE VII     SETTLEMENT OF STOCK UNITS...................................  9

    7.1         Settlement of Account.......................................  9
    7.2         Payment Options.............................................  9
    7.3         Continuation of Dividend Equivalents........................  9
    7.4         In Kind Dividends...........................................  9

ARTICLE VIII    UNFUNDED STATUS............................................. 10

ARTICLE IX      DESIGNATION OF BENEFICIARY.................................. 11

ARTICLE X       ADJUSTMENT PROVISIONS....................................... 12

ARTICLE XI      COMPLIANCE WITH RULE 16b-3.................................. 13

ARTICLE XII     GENERAL PROVISIONS.........................................  14

    12.1        No right to Continue as a Director.........................  14
    12.2        No Shareholder Rights Conferred............................  14
    12.3        Change to the Plan.........................................  14
    12.4        Consideration; Agreements..................................  14
    12.5        Compliance with Laws and Obligations.......................  14
    12.6        Limitations on Transferability.............................  15
    12.7        Governing Law..............................................  15
    12.8        Plan Termination...........................................  15

                        HOST MARRIOTT CORPORATION (HMC)
                            NON-EMPLOYEE DIRECTORS'
                        DEFERRED STOCK COMPENSATION PLAN
                        --------------------------------



                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE
                           --------------------------


     1.1   Purpose
           -------

     The Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan (the "Plan") is intended to advance the interests of the Company and its shareholders by providing a means to attract and retain highly-qualified persons to serve as non-employee Directors and to promote ownership by non-employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of shareholders of the Company.

     1.2   Effective Date
           --------------

     This Plan shall become effective November 3, 1994, the date approved by the Board, subject to approval of the shareholders of the Company by the affirmative vote of a majority of Shares present, or represented, and entitled to vote on the subject matter, at the 1995 Annual Meeting of Shareholders of the Company at which a quorum is present.

                                  ARTICLE II

                                  DEFINITIONS
                                  -----------


   The following terms shall be defined as set forth below:

   2.1   "Board" means the Board of Directors of the Company.
          -----

   2.2   "Committee" has the meaning set forth in Section 4.1.
          ---------

   2.3   "Company" means Host Marriott Corporation, a Delaware corporation, or
          -------
any successor thereto.

   2.4   "Director" means any individual who is a member of the Board.
          --------

   2.5   "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------
References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

   2.6   "Fair Market Value" means the average of the highest and lowest quoted
          -----------------
selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

   2.7   "Fees" means all or part of any retainer and/or fees payable to a non-
          ----
employee Director in his or her capacity as a Director.

   2.8   "Participant" means a non-employee Director who defers Fees under
          -----------
Article VI of this Plan.

   2.9   "Secretary" means the Corporate Secretary or any Assistant Corporate
          ---------
Secretary of Host Marriott Corporation.

   2.10  "Shares" means shares of the common stock of Host Marriott
          ------
Corporation, par value $1.00 per share, or of any successor corporation or other legal entity adopting this Plan.

   2.11  "Stock Units" means the credits to a Participant's Stock Unit
          -----------
Account under Article VI of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

   2.12  "Stock Unit Account" means the bookkeeping account established by
          ------------------
the Company pursuant to Section 6.4.

   2.13  "Termination of Service" means termination of service as a Director
          ----------------------
in any of the following circumstances:

         (a)  Where the Participant voluntarily resigns or retires;

         (b) Where the Participant is not re-elected (or elected in the case of an appointed Director) to the Board by the shareholders; or

         (c)  Where the Participant dies.

                                  ARTICLE III

                        SHARES AVAILABLE UNDER THE PLAN
                        -------------------------------


     Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under this Plan shall not exceed 100,000. Such Shares may include authorized but unissued Shares or Treasury Shares.

                                  ARTICLE IV

                                ADMINISTRATION
                                --------------


     4.1 This Plan shall be administered by the Board's Compensation Policy Committee (the "Committee"), or such other committee or individual as may be designated by the Board. Notwithstanding the foregoing, no Director who is a Participant under this Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

     4.2 It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

     4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limitations in Section 4.1 and other explicit provisions of this Plan.

                                   ARTICLE V

                                  ELIGIBILITY
                                  -----------


     5.1 Each Director who is not an employee of the Company shall be eligible to defer Fees under Article VI of this Plan.

     5.2 If such Director subsequently becomes an employee of the Company (or any of its subsidiaries), but does not incur a Termination of Service, such Director shall (a) continue as a Participant with respect to Fees previously deferred and (b) cease eligibility, with respect to all future Fees, if any, earned while an employee.

                                  ARTICLE VI

                  DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS
                  -------------------------------------------


     6.1   General Rule
           ------------

     Each Director may, in lieu of receipt of Fees, defer such Fees in accordance with this Article VI, provided that such Director is eligible under
Article V of this Plan to defer such Fees at the date any such Fees are otherwise payable.

     6.2   Timing of Election
           ------------------

     Each eligible Director who wishes to defer Fees under this Plan must make an irrevocable written election at least six (6) months prior to the start of the calendar year for which the Fees would otherwise be paid; provided, however, that with respect to (a) any elections made by Directors in 1995, and (b) any election made by a newly-elected or appointed Director, the following special rule shall apply. The election must be made at least 60 days prior to the date the deferred Fees could otherwise have been payable to the Director and the Company shall hold such deferred Fees (without interest) and convert them pursuant to Section 6.4 on or as of the date which follows by six months such deferral election. An election by a Director shall be deemed to be continuing and therefore applicable to Fees to be paid in future years unless the Director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 6.2.

     6.3   Form of Election
           ----------------

     An election shall be made in a manner satisfactory to the Secretary. Generally, an election shall be made by completing and filing the specified election form with the Secretary of the Company within the period described in
Section 6.2. At minimum, the form shall require the Director to specify the following:

         (a) a percentage (in 25% increments), not to exceed an aggregate of 100% of the Fees to be deferred under this Plan; and

         (b)  the manner of settlement in accordance with Section 7.2.

In the event Directors' Fees are increased or decreased during any calendar year, a Participant's election in effect for such year will apply to the specified percentage of Fees as increased or decreased.

     6.4   Establishment of Stock Unit Account
           -----------------------------------

     The Company will establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this Article VI shall be credited to the Participant's Stock Unit Account as of the date the Fees would otherwise have been paid to the Participant (the "Deferral Date") and converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to at least three (3) decimal places.

     6.5   Credit of Dividend Equivalents
           ------------------------------

     As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to: the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited "in kind" to the Participant's Stock Unit Account.

                                  ARTICLE VII

                           SETTLEMENT OF STOCK UNITS
                           -------------------------


     7.1   Settlement of Account
           ---------------------

     The Company will settle a Participant's Stock Unit Account in the manner described in Section 7.2 as soon as administratively feasible following notification of such Participant's Termination of Service.

     7.2   Payment Options
           ---------------

     An election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Participant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Account, in (a) a lump sum, or (b) substantially equal annual installments over a period not to exceed ten (10) years. If, upon lump sum distribution or final distribution of an installment, less than one whole Stock Unit is credited to a Participant's Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution.

     7.3   Continuation of Dividend Equivalents
           ------------------------------------

  If payment of Stock Units is deferred and paid in installments, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

     7.4   In Kind Dividends
           -----------------

  If any "in kind" dividends were credited to the Participant's Stock Unit Account under Section 6.5, such dividends shall be payable to the Participant in full on the date of the first distribution of Shares under Section 7.2.

                                 ARTICLE VIII

                                UNFUNDED STATUS
                                ---------------


     The interest of each Participant in any Fees deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units (and, if any, "in kind" dividends) credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

                                  ARTICLE IX

                          DESIGNATION OF BENEFICIARY
                          --------------------------


     Each Participant may designate, on a form provided by the Secretary, one or more beneficiaries to receive the Shares described in Section 7.2 in the event of such Participant's death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death.

                                   ARTICLE X

                             ADJUSTMENT PROVISIONS
                             ---------------------


     In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants' rights under this Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts under Article VII.

                                  ARTICLE XI

                          COMPLIANCE WITH RULE 16b-3
                          --------------------------


     It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in the connection with the deferral of Fees. Thus, other provisions of this Plan notwithstanding, if any deferral of Fees would occur less than six (6) months after the Participant filed an irrevocable election which would result in such deferral and at a time that the Company's employee benefit plans are being operated in conformity with Rule 16b-3 as adopted and in effect, such deferral election may be modified in a manner consistent with the special rule described in
Section 6.2 or in any other manner consistent with Rule 16b-3 as then applicable to any transaction by a Participant subject to Section 16 of the Exchange Act, or would cause any Participant or Director to no longer be deemed a "disinterested person" within the meaning of Rule. 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant or Director.

                                  ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------


     12.1  No right to Continue as a Director
           ----------------------------------

     Nothing contained in this Plan will confer upon any Participant any right to continue to serve as a Director.

     12.2  No Shareholder Rights Conferred
           -------------------------------

     Nothing contained in this Plan will confer upon any Participant any rights of a shareholder of the Company unless and until Shares are in fact issued or transferred to such Participant in accordance with Article VII.

     12.3  Change to the Plan
           ------------------

     The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders at the next annual meeting of shareholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board determines in its discretion to seek such shareholder approval; provided; however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account; and provided, however, that any "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the Exchange Act or the rules thereunder.

     12.4  Consideration; Agreements
           -------------------------

     The consideration for Shares issued or delivered in lieu of payment of Fees will be the Director's service during the period to which the Fees paid in the form of Shares related.

     12.5  Compliance with Laws and Obligations
           ------------------------------------

     The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the

Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     12.6  Limitations on Transferability
           ------------------------------

     Stock Units and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-l(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death); provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Shares on Form S-8 or successor registration form of the Securities and Exchange Commission. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

     12.7  Governing Law
           -------------

     The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Maryland, without giving effect to principles of conflicts of laws, and applicable federal law.

     12.8  Plan Termination
           ----------------

     Unless earlier terminated by action of the Board or Executive Committee of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.